UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13007	13-3904174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2011, Carver Bancorp, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with the NASDAQ Listing Rule requiring securities listed on the NASDAQ Global Market maintain a minimum Market Value of Publicly Held Shares of $5.0 million.

The Company has until September 26, 2011 to regain compliance with respect to the minimum Market Value of Publicly Held Shares of $5.0 million. In the event the Company is not able to regain compliance, the Company may consider applying to transfer to The NASDAQ Capital Market (the “Capital Market”), which has a lower minimum Market Value of Publicly Held Shares of $1.0 million, among other requirements.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.

DATE: April 1, 2011	By:	/s/ Mark A. Ricca

Mark A. Ricca
Executive Vice President and Chief Risk Officer and General Counsel